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                                                                    EXHIBIT (10)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (Registration Nos. 333-63412 and 811-04865) of our report dated February 13, 2003 relating to the financial statements of American International Life Assurance Company of New York, which appears in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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Houston, Texas
October 16, 2003